Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock, par value $0.00001 per share, of Ibotta, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 30th day of September, 2024.

D. E. Shaw Valence Portfolios, L.L.C.

By:	/s/ Daniel R. Marcus
Daniel R. Marcus
Authorized Signatory

D. E. Shaw & Co., L.L.C.

By:	/s/ Daniel R. Marcus
Daniel R. Marcus
Authorized Signatory

D. E. Shaw & Co., L.P.

By:	/s/ Daniel R. Marcus
Daniel R. Marcus
Chief Compliance Officer

David E. Shaw

By:	/s/ Daniel R. Marcus
Daniel R. Marcus
Attorney-in-Fact for David E. Shaw